UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2007

China-Biotics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction of Incorporation)

333-110733	98-0393071
(Commission File Number)	(IRS Employer Identification No.)

No. 999 Ningqiao Road Jinqiao Export Processing Zone Pudong, Shanghai 201206 People’s Republic of China

(Address of Principal Executive Offices and Zip Code)

(86 21) 5834 9748
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 11, 2007, China-Biotics, Inc. (the “Company”) entered into definitive agreements concerning the sale of a 4% Senior Convertible Promissory Note in the amount of $25,000,000 to Pope Investments II LLC in a private placement under terms described in Item 3.02 of this report, which are incorporated herein by reference. In connection with the sale, the Company entered into (i) an Investment Agreement, attached hereto as Exhibit 10.1 and (ii) a Registration Rights Agreement, attached hereto as Exhibit 10.2. The private placement closed simultaneously with the signing of the definitive agreements and the Company has issued to Pope Investments II LLC a 4% Senior Convertible Promissory Note (the "Note"), attached hereto as Exhibit 10.3, which is convertible into shares of the Company’s common stock. In connection with the private placement, Mr. Song Jinan, the Company’s Chief Executive Officer, Chairman, and largest shareholder, entered into a Guaranty Agreement, attached hereto as Exhibit 10.4 and a Pledge Agreement, attached hereto as Exhibit 10.5, pursuant to which Mr. Song agreed to guaranty the Company’s obligations under the Note and to secure such guaranty with a pledge of 4,000,000 shares of the Company’s common stock. Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 are attached hereto and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

As referenced in Item 1.01, the Company entered into definitive agreements with Pope Investments II LLC, an accredited investor, for the purchase of a 4% Senior Convertible Promissory Note in the amount of $25,000,000 (the “Note”) with a maturity date of December 11, 2010 (the “Maturity Date”) in a private placement. The private placement closed simultaneously with the signing of the definitive agreements. The principal amount of the Note is convertible into shares of the Company’s common stock at an exercise price of $12.00 per share at any time until the Maturity Date. If the Note is not converted at maturity, the Company will redeem the Note to provide Pope Investments II LLC with a total yield of 10% per annum inclusive of the annual interest. The Note also provides for mandatory conversion into common stock if the Company achieves a net income of $60 million in fiscal year 2010. Pope Investments II LLC may declare the outstanding principal amount and any accrued but unpaid interest, calculated at a rate of 10% per annum, to be immediately due and payable upon an event of default, including non-payment of obligations under the Note, bankruptcy or insolvency, or failure to perform any covenant set forth in the Note or Investment Agreement.

The Note and the shares of common stock into which the Note is convertible have not been registered under the Securities Act of 1933, or any state securities laws, and were sold in a private transaction and were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D thereunder, as a transaction not involving a public offering.

Net proceeds of the Note are expected to be used to fund the construction of a proposed 150-metric-ton-per-year manufacturing facility, for other capital expenditures and for general working capital.

Under the Registration Rights Agreement, the Company is required, among other things, to file a registration statement covering the shares of the Company’s common stock into which the Note may be converted as soon as reasonably practicable.

Item 8.01. Other Events

On November 30, 2007, the Company issued a press release announcing that it has received approval from local Chinese government officials for the construction of a new 150 metric ton bulk manufacturing facility. A copy of the press release is attached hereto as Exhibit 99.1 and the contents of the press release are incorporated herein by reference.

On December 12, 2007, the Company issued a press release announcing the sale of a 4% Senior Convertible Promissory Note in the amount of $25 million (the “Note”) to Pope Investments II LLC in a private placement. In the press release, the company announces that it now plans to fund the initial phase of the construction of its new 150 metric ton bulk manufacturing facility through the proceeds of the sale of the Note. A copy of the press release is attached hereto as Exhibit 99.2 and the contents of the press release are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1.	Investment Agreement, dated December 11, 2007.

10.2.	Registration Rights Agreement, dated December 11, 2007.

10.3.	4% Senior Convertible Promissory Note, dated December 11, 2007.

10.4.	Guaranty by Song Jinan in favor of Pope Investments II LLC, dated December 11, 2007.

10.5.	Pledge Agreement between Song Jinan and Pope Investments II LLC, dated December 11, 2007.

99.1	Press release, dated November 30, 2007.

99.2	Press release dated December 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China-Biotics, Inc.
(Registrant)

Date: December 12, 2007	By:	/s/ Song Jinan

Song Jinan
Chief Executive Officer, President,
Treasurer and Secretary